Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Hennessy Mutual Funds, Inc.
The Hennessy Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings “FINANCIAL HIGHLIGHTS” in Part A and “COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in Part B of the Registration Statement.

/s/ KPMG LLP

Chicago, Illinois
February 24, 2006